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                                                                     EXHIBIT 4.2

                                TRUST INDENTURE

                                   PODS, INC.

                  SERIES A SUBORDINATED CONVERTIBLE DEBENTURES
                             ---------------------

                           DATED AS OF         , 2001

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                       AS

                                    TRUSTEE
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                               TABLE OF CONTENTS

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
ARTICLE 1 -- DEFINITIONS AND INCORPORATION BY REFERENCE
  Section 1.1  Definitions.................................................    1
  Section 1.2  Other Definitions...........................................    2
  Section 1.3  Incorporation by Reference of Debenture Terms...............    2
  Section 1.4  Rules of Construction.......................................    2
ARTICLE 2 -- THE DEBENTURES
  Section 2.1  Form and Dating; Acceptance of Indenture....................    3
  Section 2.2  Terms.......................................................    3
  Section 2.3  Execution and Authentication................................    3
  Section 2.4  Registrar and Paying Agent..................................    3
  Section 2.5  Paying Agent to Hold Money in Trust.........................    4
  Section 2.6  Certificateholder Lists.....................................    4
  Section 2.7  Transfer and Exchange.......................................    4
  Section 2.8  Replacement Debentures......................................    4
  Section 2.9  Outstanding Debentures......................................    4
  Section 2.10 Treasury Debentures.........................................    5
  Section 2.11 Intentionally Omitted.......................................    5
  Section 2.12 Cancellation................................................    5
  Section 2.13 Defaulted Interest..........................................    5
ARTICLE 3 -- CONVERSION; PREPAYMENT
  Section 3.1  Applicability of Article....................................    5
  Section 3.2  Notices to Trustee..........................................    5
  Section 3.3  Company Conversion Election Notice..........................    5
  Section 3.4  Conversion Election or Deemed Conversion Election...........    6
  Section 3.5  Deposit of Exchange Shares..................................    6
  Section 3.6  Prepayment; Notices to Trustee..............................    6
  Section 3.7  Selection of Debentures to be Prepaid.......................    6
  Section 3.8  Notice of Prepayment........................................    6
  Section 3.9  Effect of Notice of Prepayment..............................    7
  Section 3.10 Deposit of Prepayment Price.................................    7
  Section 3.11 Debentures Prepaid in Part..................................    7
ARTICLE 4 -- COVENANTS
  Section 4.1  Payment of Debentures.......................................    7
  Section 4.2  SEC Reports.................................................    7
  Section 4.3  Compliance Certificate......................................    7
  Section 4.4  Usury Laws..................................................    8
  Section 4.5  Money for Debenture Payments to Be Held in Trust............    8
  Section 4.6  Continued Existence.........................................    8
ARTICLE 5 -- SUCCESSORS....................................................    9
ARTICLE 6 -- DEFAULTS AND REMEDIES
  Section 6.1  Events of Default...........................................    9
  Section 6.2  Acceleration................................................   10
  Section 6.3  Other Remedies..............................................   10
  Section 6.4  Waiver of Past Defaults.....................................   10
  Section 6.5  Control by Majority.........................................   10
  Section 6.6  Limitation on Suits.........................................   11
  Section 6.7  Rights of Holders to Receive Payment........................   11
  Section 6.8  Collection Suit By Trustee..................................   11

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
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
  Section 6.9   Trustee May File Proofs of Claim............................   11
  Section 6.10  Priorities..................................................   11
  Section 6.11  Undertaking for Costs.......................................   11
ARTICLE 7 -- TRUSTEE
  Section 7.1   Duties of Trustee...........................................   12
  Section 7.2   Rights of Trustee...........................................   12
  Section 7.3   Individual Rights of Trustee................................   12
  Section 7.4   Trustee's Disclaimer........................................   13
  Section 7.5   Notice of Defaults..........................................   13
  Section 7.6   Compensation and Indemnity..................................   13
  Section 7.7   Replacement of Trustee......................................   13
  Section 7.8   Successor Trustee by Merger, Etc............................   14
  Section 7.9   Eligibility; Disqualification...............................   14
  Section 7.10  Fees and Other Relationships................................   14
ARTICLE 8 -- DISCHARGE OF INDENTURE
  Section 8.1   Termination of Company's Obligations........................   14
  Section 8.2   Intentionally Omitted.......................................   14
  Section 8.3   Repayment to the Company....................................   14
ARTICLE 9 -- AMENDMENTS
  Section 9.1   Without Consent of Holders..................................   15
  Section 9.2   With Consent of Holders.....................................   15
  Section 9.3   Revocation and Effect of Consents...........................   15
  Section 9.4   Notation on or Exchange of Debentures.......................   16
  Section 9.5   Trustee Protected...........................................   16
ARTICLE 10 -- SUBORDINATION
  Section 10.1  Agreement to Subordinate....................................   16
  Section 10.2  Certain Definitions.........................................   16
  Section 10.3  Liquidation; Dissolution; Bankruptcy........................   16
  Section 10.4  Default on Senior Indebtedness..............................   17
  Section 10.5  Acceleration of Debentures..................................   17
  Section 10.6  When Distribution Must Be Paid Over.........................   17
  Section 10.7  Notice By Company...........................................   18
  Section 10.8  Subrogation.................................................   18
  Section 10.9  Relative Rights.............................................   18
  Section 10.10 Subordination May Not Be Impaired by Company................   18
  Section 10.11 Distribution or Notice to Representative....................   18
  Section 10.12 Rights of Trustee and Paying Agent..........................   18
  Section 10.13 Trust Moneys Not Subordinated...............................   19
  Section 10.14 Trustee Not Fiduciary for Holders of Senior Indebtedness....   19
ARTICLE 11 -- MISCELLANEOUS
  Section 11.1  Notices.....................................................   19
  Section 11.2  Intentionally Omitted.......................................   19
  Section 11.3  Certificate and Opinion as to Conditions Precedent..........   19
  Section 11.4  Statements Required in Certificate or Opinion...............   20
  Section 11.5  Rules by Trustee and Agents.................................   20
  Section 11.6  Legal Holidays..............................................   20
  Section 11.7  No Recourse Against Others..................................   20
  Section 11.8  Duplicate Originals.........................................   20
  Section 11.9  Variable Provisions.........................................   20

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
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
  Section 11.10 Governing Law...............................................   21
  Section 11.11 No Adverse Interpretation of Other Agreements...............   21
  Section 11.12 Successors..................................................   21
  Section 11.13 Severability................................................   21
  Signatures................................................................   21

                                       iii
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     INDENTURE dated as of          , 2001, between PODS, INC., a Florida
corporation ("Company"), and U.S. Bank Trust National Association, a national banking association together with its permitted successors and assigns ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Series A Subordinated Convertible Debentures:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     1.1.  Definitions.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor or any other obligor with respect to the Debentures.

     "Company Order" means an order signed in the name of the Company by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Date of Issue" means the date that the Company receives the funds for the purchase of a Debenture if such funds are received prior to 3:00 p.m. on a business day or the next business day if the Company receives such funds on a non-business day or after 3:00 p.m. on a business day. For this purpose, the Company's business days will be deemed to be Monday through Friday, except on Florida Legal Holidays.

     "Debentures" means the Series A Subordinated Convertible Debentures described herein issued under this Indenture.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Holder" or "Certificateholder" means a person in whose name a Debenture is registered.

     "Indenture" means this Indenture as amended from time to time.

     "Indenture Securities" means the Debentures.

     "Indenture Security Holder" means a Certificateholder.

     "Indenture to be Qualified" means this Indenture.

     "Indenture Trustee" or "Institutional Trustee" means the Trustee.

     "Obligor" on the Debentures means the Company.

     "Officers' Certificate" means a certificate signed by two officers of the Company, one of whom must be the President, the Treasurer or a Vice President of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee or the holders of at least 25% in principal amount of the then outstanding Debentures. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                                        1
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     "Principal" of a debt security means the principal of the security plus the premium, if any, on the security.

     "SEC" means the United States Securities and Exchange Commission.

     "Stated Maturity," when used with respect to a Debenture, means the date specified in such Debenture as the fixed date on which the principal of such Debenture and any accrued but unpaid interest is due and payable.

     "Subsidiary" means any person of which at least a majority of capital stock having ordinary voting power for the election of directors or other governing body of such person is owned by the Company directly or through one or more subsidiaries.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

     "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     Section 1.2.  Other Definitions.

                                                              DEFINED IN
TERM                                                           SECTION
----                                                          ----------
Bankruptcy Law..............................................      6.1
Custodian...................................................      6.1
Event of Default............................................      6.1
Indebtedness................................................     10.2
Legal Holiday...............................................     11.6
Officer.....................................................     11.9
Representative..............................................     10.2
Senior Indebtedness.........................................     10.2

     Section 1.3.  Incorporation by Reference of Debenture Terms.

     All other terms used in this Indenture that are defined in the Debentures have the meanings assigned to them in the Debentures.

     Section 1.4.  Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles in effect on the date of execution of this Indenture;

          (3) "OR" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.

                                   ARTICLE 2

                                 THE DEBENTURES

     Section 2.1.  Form and Dating; Acceptance of Indenture.

     The Debentures shall be substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations required or permitted by this Indenture. The Debentures may have notations, legends or endorsements required by law or usage. By acceptance of a Debenture, each Holder agrees to be bound by the terms of this Indenture.

     Section 2.2.  Terms.

     (a) Amount Limited; Terms. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is $10,000,000. The Indenture will not be qualified under the TIA pursuant to an exemption thereunder. The Company covenants that it shall not issue more than $10,000,000 in aggregate principal amount of Debentures under this Indenture.

     (b) Interest. Interest on the Debentures shall be payable at the rate set forth in the Debentures, until the principal thereof is paid or made available for payment. The Debentures shall bear interest from and commencing with their Date of Issue. The Date of Issue with regard to the first $1 million of Debentures sold by the Company shall be the date the subscription funds for those Debentures are released to the Company pursuant to that certain Escrow Agreement between the Company and U.S. Bank Trust National Association dated
            , 2001. For all other Debentures, the Date of Issue will be the date the Company accepts payment therefor and deposits the corresponding payment. The Company shall provide prompt written notice to the Trustee of each Date of Issue.

     (c) Denominations. The Debentures shall be issued in denominations of $25,000 or any multiple thereof or in any increments of $5,000 in excess thereof.

     (d) Subordination. The Debentures shall be subordinated and junior in right of payment to all Senior Indebtedness of the Company as provided in
Article 10.

     Section 2.3.  Execution and Authentication.

     One Officer shall sign the Debentures for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

     A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee shall authenticate Debentures for original issue up to the aggregate principal amount of $10,000,000. The aggregate principal amount of Debentures outstanding at any time may not exceed that amount except as provided in Section 2.8.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

     Section 2.4.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Debentures shall be paid by check or draft mailed to the person entitled thereto at his or her address appearing in the register. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Certificateholder. The term "Paying Agent" includes any additional paying agent. The Company
                                        3
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shall notify the Trustee of the name and address of any Agent not a party this
Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any subsidiary may act as Paying Agent or Registrar.

     Section 2.5.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Certificateholders all money held by the Paying Agent for the payment of principal or interest on the Debentures, and will notify the Trustee of any failure by the Company in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Certificateholders all money held by it as Paying Agent. The Paying Agent may charge for its expenses in issuing a replacement interest check.

     Section 2.6.  Certificateholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Certificateholders. If the Trustee is not the Registrar, the Company shall timely furnish to the Trustee a copy of such list, the changes in such list and will furnish an updated list of the names and addresses of Certificateholders in such form and as of such date and at such other times as the Trustee may request in writing.

     Section 2.7.  Transfer and Exchange.

     Where Debentures are presented to the Registrar or a co-registrar with a request to register, transfer or to exchange them for an equal principal amount of Debentures but of other denominations, the Registrar shall register the transfer or make the exchange if the requirements set forth herein for such transactions are met, and if the requirements set forth in the Debentures are met, subject to the requirement that the Debentures be issued in denominations of $25,000 or in increments of $5,000 in excess thereof and that each Debenture may be transferred only in authorized denominations and for the same aggregate principal amount. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Debentures at the Registrar's request. The Company, Trustee or Agent may charge for its expenses in transferring or exchanging a Debenture.

     The Company, Trustee or Agent shall not be required (i) to issue, transfer or exchange any Debenture during a period beginning at the opening of business 15 days before either (A) the day of the mailing of a notice of conversion of Debentures pursuant to Section 3.3 and ending at the close of business on the day of such mailing or (B) the date of the maturity of that Debenture, or (C) the due date of any scheduled principal payment, (ii) to transfer or exchange any Debenture selected for conversion.

     Section 2.8.  Replacement Debentures.

     If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements set forth herein are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Debenture is replaced. The Company, the Trustee and/or any Agent may charge for its expenses in replacing a Debenture. Every replacement Debenture is an additional obligation of the Company.

     Section 2.9.  Outstanding Debentures.

     The Debentures outstanding at any time are all of the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Debenture is replaced pursuant to Section 2.8, it ceases to be outstanding.

     If Debentures are considered paid under Section 4.1, they cease to be outstanding and interest on them ceases to accrue.

     Section 2.10.  Treasury Debentures.

     In determining whether the Holders of the required principal amount of the Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which the Trustee knows are so owned shall be so disregarded.

     Section 2.11.  Intentionally Omitted.

     Section 2.12.  Cancellation.

     The Company at any time may deliver Debentures to the Trustee for cancellation with written instructions on cancellation and a Company Order. The Trustee shall be entitled to rely on such and will incur no liability for executing the cancellation order. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Debentures as the Company directs. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.13.  Defaulted Interest.

     If the Company fails to make or duly provide for a payment of interest on the Debentures, it shall pay such interest thereafter plus any interest payable on it, to the persons who are Certificateholders of Debentures on a subsequent special record date. The Trustee shall fix the special record date and payment date. At least 15 days before the special record date, the Company shall mail to Certificateholders a notice that states the special record date, payment date, and amount of such interest to be paid. The setting of a special record date for the payment of interest shall not be deemed to cure or waive an Event of Default which resulted from the failure to pay interest when due.

                                   ARTICLE 3

                             CONVERSION; PREPAYMENT

     Section 3.1.  Applicability of Article.

     Conversion of Debentures, as required by any provision of this Indenture or the Debentures, shall be made in accordance with such provision and this Article and in compliance with any applicable tender offer rules under the Securities Exchange Act of 1934, as amended, including Rule 14e-1 thereunder. Neither the Trustee nor any Agent shall have any responsibility or liability with respect to compliance with Federal or state securities laws or rules.

     Section 3.2.  Notices to Trustee.

     If the Debentures are to be converted pursuant to section 3 of the Debentures, the Company shall notify the Trustee by Officers' Certificate of the Exchange Date (as defined in the Debentures) and the details of the Conversion. The Company shall give such notice provided for in this Section at least forty-five (45) days before the Exchange Date.

     Section 3.3.  Company Conversion Election Notice.

     On a date that is at least thirty (30) days prior to the date on which the Company is obligated to close on an "Approved Sale" (as defined in the Debentures) or an "IPO" (as defined in the Debentures) (each a "Conversion Event"), the Company shall deliver to each registered holder of a Debenture with respect to which there has been no exercise of the applicable Holder Payment Acceleration Right (each an "Eligible Debenture"), a written notice (the "Company Conversion Election Notice").

     The Company Conversion Election Notice shall identify the Eligible Debentures and shall state:

          (1) the Exchange Date;

          (2) the number of Exchange Shares (as defined in the Debentures) calculated in accordance with the Conversion Price (as defined in the Debentures), adjusted in accordance with the terms of the Debentures;

          (3) that the holder may elect either Conversion or Installment Payments (each as defined in the Debentures) by timely delivery of a Holder Conversion Election Notice and that failure to timely deliver a Holder Conversion Election Notice shall constitute a deemed election of Conversion;

          (4) the name and address of the Paying Agent;

          (5) that Debentures with respect to which Conversion is elected or deemed to be elected must be surrendered to the Paying Agent to receive issuance of the Exchange Shares; and

          (6) that interest on Debentures with respect to which Conversion is elected or deemed to be elected ceases to accrue on and after the Exchange Date.

     At the Company's request, the Trustee shall give the Company Conversion Election Notice prepared by the Company in the Company's name at the Company's expense.

     Section 3.4.  Conversion Election or Deemed Conversion Election.

     All Debentures with respect to which there is a timely delivery of a Holder Conversion Notice or there is a deemed election of Conversion, become due and payable on the Exchange Date by issuance of the Exchange Shares.

     Section 3.5.  Deposit of Exchange Shares.

     On or before the Exchange Date, the Company shall deposit with the Paying Agent, or if the Company is acting as Paying Agent it shall deposit into a separate trust account pursuant to Section 2.5 hereof, the Exchange Shares and money sufficient to pay any amounts due as a result of the payment of money in lieu of fractional Exchange Shares on all Debentures to be converted on that date. The Paying Agent shall return to the Company any money not required for that purpose within two years following the Exchange Date.

     Section 3.6.  Prepayment; Notices to Trustee.

     If the Company wants to prepay the Debentures pursuant to section 4 of the Debentures, it shall notify the Trustee by Officers' Certificate of the prepayment date and the principal amount of Debentures to be prepaid. The Company shall give each notice provided for in this Section at least fifty (50) days before the prepayment date.

     Section 3.7.  Selection of Debentures to be Prepaid.

     If less than all of the Debentures, as specified by Officers' Certificate, are to be prepaid, the portion thereof selected for prepayment shall be determined ratably or by lot. If fewer than all of such Series of Debentures as specified by Officers' Certificate are to be prepaid, the Trustee shall then make the selection not more than forty (40) days before the prepayment date from Debentures outstanding not previously called for prepayment. The Trustee shall select for prepayment portions of the principal of Debentures that have denominations greater than $25,000. Provisions of this Indenture that apply to Debentures called for prepayment also apply to portions of Debentures called for prepayment. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be called for prepayment.

     Section 3.8.  Notice of Prepayment.

     At least thirty (30) days but not more than forty (40) days before a prepayment date, the Company shall mail a notice of prepayment by first-class mail to each Holder of the Debentures to be prepaid.

     The notice shall identify the Debentures to be prepaid and shall state:

          (1) the prepayment date;

          (2) the prepayment price, which shall be equal to 100% of the remaining unpaid Principal Amount of the Debenture plus accrued interest on a daily basis to the prepayment date;

          (3) the name and address of the Paying Agent;

          (4) that Debentures called for prepayment must be surrendered to the Paying Agent to collect the prepayment price; and

          (5) that interest on Debentures called for prepayment ceases to accrue on and after the prepayment date.

     At the Company's request, the Trustee shall give the notice of prepayment prepared by the Company in the Company's name at the Company's expense.

     Section 3.9.  Effect of Notice of Prepayment.

     Once notice of prepayment is mailed, Debentures called for prepayment become due and payable on the prepayment date at the prepayment price.

     Section 3.10.  Deposit of Prepayment Price.

     At least one (1) business day (if payment is to be made by wire transfer) or five (5) business days (if payment is to be made by check) prior to the prepayment date, the Company shall deposit with the Paying Agent, or if the Company is acting as Paying Agent it shall deposit into a separate trust account pursuant to Section 2.5 hereof, money sufficient to pay the prepayment price of and accrued interest on all Debentures to be prepaid on that date. The Paying Agent shall return to the Company any money not required for that purpose within two years following the prepayment date.

     Section 3.11.  Debentures Prepaid in Part.

     Upon surrender of a Debenture that is prepaid in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Debenture equal in principal amount to the portion of the surrendered Debenture that was not prepaid.

                                   ARTICLE 4

                                   COVENANTS

     Section 4.1.  Payment of Debentures.

     The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

     The Company shall pay interest on overdue principal at the rate then borne by the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     Section 4.2.  SEC Reports.

     The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC copies of the annual reports and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 4.3.  Compliance Certificate.

     The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture or the Debentures and is not in default in the performance or observance of any of the terms, provisions and conditions hereof and thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures are prohibited. In addition, the Company shall file a certificate of incumbency with the Trustee identifying each of the officers authorized to act on behalf of the Company. Such certificate shall include each officer's name, title and signature.

     Section 4.4.  Usury Laws.

     The Company will not voluntarily claim and will actively resist any attempts to claim the benefit of any usury laws against the Holders of the Debentures.

     Section 4.5.  Money for Debenture Payments to Be Held in Trust.

     Whenever the Company shall have one or more Paying Agents, it will, at least one (1) business day (if payment is to be made by wire transfer) or five
(5) business days (if payment is to be made by check) prior to each date for the payment of the principal of or interest on the Debentures, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such payments; and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of or interest on the Debentures in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Company may at any time pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

     Section 4.6.  Continued Existence.

     Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

                                   ARTICLE 5

                                   SUCCESSORS

     The Company shall not consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any corporation, person or entity person unless the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such transfer or lease shall have been made, assumes by supplemental indenture all the obligations of the Company under the Debentures then outstanding and this Indenture; provided that this covenant shall not apply to Debentures with respect to which the registered holder has elected or is deemed to have elected Conversion (as defined in the Debentures).

     The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     The surviving corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest on the Debentures.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

     Section 6.1.  Events of Default.

     An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the Default continues for a period of fifteen (15) days;

          (2) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at maturity, upon conversion or otherwise, and the Default continues for a period of fifteen
     (15) days;

          (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Debentures or this Indenture and the Default continues for the period and after the notice specified below;

          (4) the Company or any material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (a) commences a voluntary proceeding under any such Bankruptcy Law,

             (b) consents to the entry of an order for relief against it in an involuntary Bankruptcy proceeding,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (d) makes a general assignment for the benefit of its creditors, or

             (e) generally is unable to pay its debts as the same become due;

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against the Company or any material Subsidiary in an involuntary Bankruptcy proceeding,

             (b) appoints a Custodian of the Company or any material Subsidiary or for all or substantially all of its property, or

             (c) orders the liquidation of the Company or any material Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

          (6) the maturity of any Senior Indebtedness in an amount exceeding $1,000,000 is accelerated under the terms of the instrument under which such Senior Indebtedness is outstanding, if such acceleration is not annulled within thirty (30) days after written notice.

     The term "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures notify the Company of the Default and the Company does not cure the Default within sixty (60) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." A Default under clauses (4), (5) or (6) is not an Event of Default until a responsible officer of the Trustee is notified in writing by the Company or the holders of at least 25% in principal amount of the outstanding Debentures of such Default.

     Section 6.2.  Acceleration.


     If an Event of Default occurs and is continuing, the Trustee in its sole discretion by notice to the Company, or, subject to the provisions of Section 6.6, the Holders of at least 25% in principal amount of the then outstanding Debentures, by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Debentures to be due and payable. Upon such declaration the principal and interest owing on the then outstanding Debentures shall be due and payable immediately but no payment shall be made on the Debentures except in accordance with Section 10.5. The Holders of a majority in principal amount of the then outstanding Debentures, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration.


     Section 6.3.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee, in its sole discretion, or the Holders, pursuant to the provisions of Section 6.6, may pursue any available remedy to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture. The Trustee is not required to pursue any remedies and shall not be liable for its decision not to pursue any remedies for any reason.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Debentures in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.4.  Waiver of Past Defaults.

     The Holders of a majority in principal amount of the then outstanding Debentures, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on the Debentures.

     Section 6.5.  Control By Majority.

     The Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to pursue any available remedy in its sole discretion or to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders of the Debentures, or would involve the Trustee in personal liability. In addition, the Trustee shall not be required to pursue any remedy or follow any direction if the Holders do not provide the Trustee indemnity satisfactory to the Trustee in its sole discretion.

     Section 6.6.  Limitation on Suits.

     The Holder of Debentures may pursue a remedy with respect to this Indenture or the Debentures only if:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Debentures make a request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

          (5) during such sixty (60) day period the Holders of a majority of principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

     A Certificateholder may not use this Indenture to prejudice the rights of another Holder of the Debentures or to obtain a preference or priority over another Holder of the Debentures.

     Section 6.7.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 6.8.  Collection Suit By Trustee.

     If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Debentures with respect to which the Event of Default occurred.

     Section 6.9.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

     Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.6;

          Second: to holders of Senior Indebtedness to the extent required by
     Article 10;

          Third: to Holders of Debentures for amounts due and unpaid on the Debentures for principal and interest, (including defaulted interest) ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and

          Fourth: to the Company.

     The Trustee may fix a record date and payment date for any payment to the Certificateholders.

     Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee as a result of negligence or willful misconduct, a court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7

                                    TRUSTEE

     Section 7.1.  Duties of Trustee.

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and shall not be liable to anyone except as a direct result of its gross negligence or willful misconduct related to the performance of such duties.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct in the performance of its required duties, except that:

          (a) This paragraph does not limit the effect of paragraph (a) of this Section.

          (b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer.

          (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 or pursuant to an Officer's Certificate or the request of the Company.

          (4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1) and (2) of this Section.

          (5) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it, in its sole discretion, against any loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from the other funds except to the extent required by law.

     Section 7.2.  Rights of Trustee.

          (1) The Trustee shall rely on any document believed by it to be genuine and to have been signed or presented by the purported proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance of the Officers' Certificate or Opinion of Counsel.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed for any reason.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     Section 7.3.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 7.9.

     Section 7.4.  Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement in the Debentures other than its authentication. The Trustee makes no representation as to the accuracy of the statements contained in Registration Statement filed by the Company with the SEC related to the offering of the Debentures or the Exchange Shares and shall not be responsible for any statements contained therein or for the Company's failure to make any necessary disclosures.

     Section 7.5.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of the Debentures a notice of the Default or Event of Default within ninety (90) days after the date the Trustee becomes aware of the Default. Except in the case of a Default or Event of Default in payment on a Debenture, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of the Debentures.

     Section 7.6.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or intentional misconduct.

     To secure the Company's payment of obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, including that held in trust to pay principal and interest on the Debentures.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.7.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Trustee may be removed with respect to the Debentures by the Holders of a majority in principal amount of the then outstanding Debentures by so notifying the Trustee and the Company in writing at least thirty (30) days prior to the effective date of removal. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.9;

          (2) the Trustee is adjudged a bankrupt or an insolvent or any order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property;

          (4) the Trustee becomes incapable of action; or

          (5) in the judgment of the Company, comparable services are available from another entity qualifying under Section 7.9 at a materially lower cost to the Company.

     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, a successor Trustee may be appointed by act of the Holders of a majority in principal amount of the then outstanding Debentures to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.9, any Holder of the Debentures may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the then Trustee and to the Company. Thereupon the resignation or removal of the then Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of Debentures. The prior Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

     Section 7.8.  Successor Trustee by Merger, Etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 7.9.  Eligibility; Disqualification.

     Even though this Indenture is not required to be qualified under the TIA, this Indenture shall always have a Trustee who satisfies the requirements of
Section 310(a)(1) of the TIA.

     Section 7.10.  Fees and Other Relationships.

     The Trustee will earn fees from the management of a portion of the proceeds from the sale by the Company of the Debentures as separately agreed upon between the Company and the Trustee. The Holders of the Debentures agree and consent to such relationship by virtue of such ownership. In addition, the Holders of the Debentures by virtue of such ownership acknowledge that U.S. Bank Trust National Association not in its capacity as Trustee but as escrow agent will earn fees and hold funds relating to subscriptions for the Debentures and agree and consent to such relationship.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

     Section 8.1.  Termination of Company's Obligations.

     This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.6 and 8.3 shall survive) when all outstanding Debentures theretofore authenticated and issued have been paid in full or converted.

     However, the Company's obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 4.1, 4.4, 6.7, 6.8 and 8.3, and in Article 10, shall survive until no Debentures are outstanding. Thereafter, only the Company's obligations in Sections 7.6 and
8.3 shall survive.

     Section 8.2.  Intentionally Omitted.

     Section 8.3.  Repayment to the Company.

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any money or Debentures held by them at any time in excess of amounts required to be so held hereunder.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Certificateholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE 9

                                   AMENDMENTS

     Section 9.1.  Without Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Debentures without the consent of the Holders of the Debentures by Company Order:

          (1) to clarify any ambiguity, defect or inconsistency;

          (2) to comply with Section 5.1; and

          (3) to make any change that does not adversely affect the legal rights hereunder of the Holders of the Debentures.

     Section 9.2.  With Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures. However, without the consent of each Certificateholder affected, an amendment under this Section may not:

          (1) reduce the amount of Debentures whose Holders must consent to an amendment;

          (2) reduce the rate of or change the time for payment of interest, including default interest, on any issued and authenticated Debenture;

          (3) reduce the principal of or change the fixed maturity of any Debenture;

          (4) make any Debenture payable in money other than that stated in such Debenture;

          (5) make any change in Section 6.4, Section 6.7 or Section 9.2(2); or

          (6) make any change in Article 10 that adversely affects the rights of any Certificateholder.

     An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change or the change is otherwise permissible.

     After an amendment under this Section becomes effective, the Company shall mail to the Holders of the Debentures affected by such amendment a notice briefly describing the amendment.

     Section 9.3.  Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notification of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his or her Debenture or portion of a Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of the Debentures.

     Section 9.4.  Notation on or Exchange of Debentures.

     The Trustee may place an appropriate notation about an amendment or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment or waiver.

     Section 9.5.  Trustee Protected.

     The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                 SUBORDINATION

     Section 10.1.  Agreement to Subordinate.

     The Company agrees, and each Certificateholder by accepting a Debenture agrees, that the indebtedness evidenced by the Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

     Section 10.2.  Certain Definitions.

     "Indebtedness" means any indebtedness, contingent or otherwise, in respect of (i) borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid on the purchase price of any property or interest therein, (ii) all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or banker's acceptances, and (iii) all obligations and liabilities (contingent or otherwise) in respect of leases which are required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of the Company.

     "Representative" means the indenture trustee or other trustee, agent or representative for the Senior Indebtedness.

     "Senior Indebtedness" means the principal of, premium, if any, interest, rent, all amounts payable as fees, costs, expenses, liquidated damages, indemnities and other amounts to the extent accrued or due on or in connection with all Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), except such Indebtedness that by its terms expressly provides that such Indebtedness is not senior or superior in right of payment to the Debentures. Senior Indebtedness shall include the guarantee by the Company of any Indebtedness of any other person (including, without limitation, subordinated Indebtedness of another person), unless such Indebtedness is expressly subordinated to any other Indebtedness of the Company. Notwithstanding anything herein to the contrary, Senior Indebtedness shall not include (i) debt of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company, (ii) indebtedness evidenced by the Debentures, and (iii) accounts payable or other indebtedness to trade creditors created or assumed by the Company in the ordinary course of business.

     Section 10.3.  Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal and interest (including interest accruing after the commencement of any such proceeding) to the date of payment, on the Senior Indebtedness before Certificateholders shall be entitled to receive any payment of principal or interest on Debentures; and

          (2) until the Senior Indebtedness is paid in full in cash, any distribution to which Certificateholders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interest may appear, except that Holders of Debentures may receive Debentures that are subordinated to Senior Indebtedness to at least the same extent as such Debentures.

     A distribution may consist of cash, Debentures or other property. The Trustee's rights under Section 7.6 shall be pari passu with any Senior Indebtedness.

     Section 10.4.  Default on Senior Indebtedness.

     Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made by the Company or any person acting on behalf of the Company on account of the principal or interest on the Debentures.

     The Company may not pay principal or interest on the Debentures and may not acquire Debentures for cash or property other than capital stock of the Company if:

          (1) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity, and

          (2) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to
     Section 10.12. If the Company receives any such notice, a similar notice received within nine (9) months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section.

     The Company may resume payments on the Debentures and may acquire them when:

        (a) the default is cured or waived, or

          (b) one hundred twenty (120) days pass after the notice is given if the default is not the subject of judicial proceedings, if this Article otherwise permits the payment or acquisition at that time.

     The Trustee shall have no obligation to determine if the Company is authorized to resume payments on the Debentures.

     Section 10.5.  Acceleration of Debentures.

     If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration. The Company may pay Holders of the Debentures when one hundred twenty (120) days pass after the acceleration occurs if this Article permits the payment at that time.

     Section 10.6.  When Distribution Must Be Paid Over.

     In the event that, notwithstanding the provisions of Section 10.4, the Company shall make any payment to the Trustee on account of the principal and interest on the Debentures, two (2) business days after the happening of a default in payment of the principal or interest on Senior Indebtedness, or two
(2) business days after receipt by the Company and the Trustee of written notice as provided in Sections 10.4 and 10.12 of an Event of Default or an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default with respect to any Senior Indebtedness, then, unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Trustee may conclusively rely on information

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

provided by the Company without any independent duty to determine the holders of the Senior Indebtedness and the amounts to be paid to each.

     If a distribution is made to the Holders of Debentures that because of this Article should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

     Section 10.7.  Notice By Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal or interest on the Debentures to violate this Article, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Indebtedness provided in this Article. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6.

     Section 10.8.  Subrogation.

     After all Senior Indebtedness is paid in full and until the Debentures are paid in full, Holders of the then outstanding Debentures shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent distributions otherwise payable to such Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Certificateholders is not, as between the Company and Certificateholders, a payment by the Company on Senior Indebtedness and creates the subrogation rights described above.

     Section 10.9.  Relative Rights.

     This Article defines the relative rights of Certificateholders and holders of Senior Indebtedness. Nothing said in this indenture shall:

          (1) impair, as between the Company and Certificateholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

          (2) affect the relative rights of Certificateholders and creditors of the Company other than holders of Senior Indebtedness; or

          (3) prevent the Trustee or any Certificateholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Certificateholders.

     If the Company fails because of this Article to pay principal or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

     Section 10.10.  Subordination May Not Be Impaired by Company.

     No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     Section 10.11.  Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative if known to the Trustee.

     Section 10.12.  Rights of Trustee and Paying Agent.

     The Trustee or Paying Agent shall continue to make payments on the Debentures until it receives notice of facts that would cause a payment of principal or interest on the Debentures to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 10.13.  Trust Moneys Not Subordinated.

     Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article 8 by the Trustee or the Paying Agent for the payment of principal of and interest on the Debentures shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Holders of the Debentures shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

     Section 10.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of the Debentures or the Company or any other person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

                                   ARTICLE 11

                                 MISCELLANEOUS

     Section 11.1.  Notices.

     Any notice by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 11.9. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice to a Certificateholder shall be mailed by first-class mail to the address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Certificateholder or any defect in it shall not affect its sufficiency with respect to other Certificateholders.

     If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice to Certificateholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All other notices shall be in writing.

     Section 11.2.  Intentionally Omitted.

     Section 11.3.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          (3) provision of indemnity pursuant to Section 7.6 if so requested by the Trustee.

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

     Section 11.4.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 11.5.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or a meeting of Certificateholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 11.6.  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 11.7.  No Recourse Against Others.

     All liability described in the Debentures of any director, officer, employee or stockholder, as such, of the Company is waived and released.

     Section 11.8.  Duplicate Originals.

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

     Section 11.9.  Variable Provisions.

     "Officer" means the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     The Company initially appoints the Trustee as Paying Agent and Registrar.

     The first certificate pursuant to Section 4.3 shall be for the fiscal year ending on September 30, 2001.

     The Company's address is:
          6061 45th Street North
          St. Petersburg, Florida 33714

     The Trustee's address is:
          U.S. Bank Trust National Association
        500 West Cypress Creek Road
        Suite 560
        Ft. Lauderdale, FL 33309

          Attn: Scott A. Schuhle

     Each party may designate another address for itself by like notice.

     Section 11.10.  Governing Law.

     Except as provided in Sections 7.9 and 9.2 if this Indenture is required to be qualified under the TIA, the internal laws of the State of Florida shall govern this Indenture and the Debentures.

     Section 11.11.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 11.12.  Successors.

     All agreements of the Company in this Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 11.13.  Severability.

     In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   SIGNATURES

Dated: as of             , 2001
                                          PODS, INC.

                                          By:
                                            ------------------------------------
                                                     Peter S. Warhurst
                                                         President

Dated: as of             , 2001
                                          U.S. BANK TRUST NATIONAL ASSOCIATION

                                          By:
                                          --------------------------------------

                                          Its
                                          --------------------------------------

                                          Attest:
                                          --------------------------------------

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